UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                AUGUST 6, 1998
               Date of Report (Date of earliest event reported)

                     PRIME MOTOR INNS LIMITED PARTNERSHIP
            (Exact name of registrant as specified in its charter)

           DELAWARE                    1-9311              22-2754689
(State or other jurisdiction of        (Commission         (I.R.S. Employer
incorporation or organization)         File Number)        Identification No.)

                                    C/O WHI
                                4243 HUNT ROAD
                            CINCINNATI, OHIO 45242
              (Address of principal offices, including zip code)

                                (513) 891-2920
             (Registrant's telephone number, including area code)






ITEM 5. OTHER EVENTS.

          On August 6, 1998, the General Partner of Prime Motor Inns Limited Partnership (the "Partnership") fixed the close of business on Friday, August 7, 1998, as the record date for liquidating distributions by the Partnership. Only persons who are holders of record of units of limited partnership interest ("Units") in the Partnership at the close of business on Friday, August 7, 1998 ("Record Holders") will be entitled to receive liquidating distributions. Immediately after the record date, the Partnership will distribute to the Record Holders $2.00 per Unit. The balance of liquidating distributions will be made to the Record Holders when the Partnership has completed winding up its affairs (including filing a final income tax return, and paying all remaining expenses of the Partnership), preparing and distributing final reports to the Unitholders, terminating the registration of the Partnership under the Securities Exchange Act of 1934 and canceling the Partnership's Certificate of Limited Partnership under Delaware law. The Partnership expects that the remaining payment will be made this year.

          Although transfers of Units after August 7, 1998 are not prohibited and will be recognized on the books of the Transfer Agent, only the Record Holders will be entitled to receive liquidating distributions. As a result, transferees of Units will not receive any distributions from the Partnership.






                                  SIGNATURES
                                  ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      PRIME MOTOR INNS LIMITED PARTNERSHIP
                                      ------------------------------------
                                                  (REGISTRANT)

                                      By: Prime-American Realty Corp.
                                          General Partner





Date:  August 6, 1998                 By: /s/ S. Leonard Okin
                                          ---------------------------
                                          S. Leonard Okin
                                          Vice President